Exhibit 23.1

[Ernst & Young LLP letterhead]

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the Moog Inc. 2003 Stock Option Plan, of our report dated November 4, 2003 with respect to the consolidated financial statements and schedule of Moog Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 2003, filed with the Securities and Exchange Commission.

Buffalo, New York                                                                /s/ Ernst & Young LLP
December 11, 2003